
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Diversified Futures Fund III L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               MAR-31-1999
<CASH>                                      57,091,392
<SECURITIES>                                         0
<RECEIVABLES>                                  277,847<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              59,311,155<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                59,311,155<F3>
<SALES>                                              0
<TOTAL-REVENUES>                           (2,953,631)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,462,143
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (4,415,774)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (4,415,774)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (4,415,774)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $184,368 and due from DWR of $93,479.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,941,916.
<F3>Liabilities include redemptions payable of $784,940, accrued management fee of $149,168 and accrued administrative expenses payable of $111,352.
<F4>Total revenues includes realized trading revenue of $(3,665,945), net change in unrealized of $172,077 and interest income of $540,237.

